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                                  Exhibit 4.2


                             STOCKHOLDERS AGREEMENT



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                                                                  EXECUTION COPY







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                              NEUBERGER BERMAN INC.


                             STOCKHOLDERS AGREEMENT












                          Dated as of August 2, 1999




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                                TABLE OF CONTENTS

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                                                                                                      Page
ARTICLE I

         LIMITATIONS ON TRANSFER OF SHARES...............................................................2
         Section 1.1.  Transfers Generally...............................................................2
         Section 1.2.  Transfers Following Death or Disability...........................................3
         Section 1.3.  Transfers with the Consent of Board of Directors..................................4
         Section 1.4.  Compliance with Law and Regulations...............................................4
         Section 1.5.  Legend on Certificates; Entry of Stop Transfer Orders.............................4
         Section 1.6.  Certificates to be Held by Company................................................4
         Section 1.7.  Transfers in Violation of Agreement Void..........................................6

ARTICLE II

         VOTING AGREEMENT................................................................................6
         Section 2.1.  Preliminary Vote of Founder Stockholders..........................................6
         Section 2.2.  Voting by Founder Stockholders....................................................6
         Section 2.3.  Termination of Voting Provisions..................................................7

ARTICLE III

         RIGHT TO PURCHASE SHARES........................................................................7
         Section 3.1.  Right of the Company to Purchase Shares in Case of Harmful
                  Activity...............................................................................7
         Section 3.2.  Notice of Harmful Activity........................................................8

ARTICLE IV

         REPRESENTATIONS AND WARRANTIES..................................................................8
         Section 4.1.  Representations and Warranties of the Founder Stockholders........................8
         Section 4.2.  Representations and Warranties of the Company.....................................9

ARTICLE V

         DEFINITIONS.....................................................................................9


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ARTICLE VI

         MISCELLANEOUS..................................................................................16
         Section 6.1.  Notices..........................................................................16
         Section 6.2.  Term of the Agreement............................................................16
         Section 6.3.  Amendments; Waivers..............................................................16
         Section 6.4.  Adjustment Upon Changes in Capitalization........................................17
         Section 6.6.  Severability.....................................................................17
         Section 6.7.  Representatives, Successors and Assigns..........................................17
         Section 6.8.  Governing Law....................................................................18
         Section 6.9.  Specific Performance.............................................................18
         Section 6.10.  Arbitration.....................................................................18
         Section 6.11.  Submission to Jurisdiction; Waiver of Immunity..................................19
         Section 6.12.  Further Assurances..............................................................19
         Section 6.13.  Execution in Counterparts.......................................................19
         Section 6.14.  Entire Agreement................................................................19


Schedule I

Schedule II

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                                       ii
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                             STOCKHOLDERS AGREEMENT


                  This STOCKHOLDERS AGREEMENT (this "AGREEMENT") is dated as of August 2, 1999, by and among (I) Neuberger Berman Inc., a Delaware corporation (the "COMPANY"), (II) the Principals (as defined below) listed on Schedule I hereto and (III) the Family Affiliates (as defined below) listed on Schedule II hereto. Capitalized terms used herein have their respective meanings set forth in Article V of this Agreement.


                              W I T N E S S E T H :

                  WHEREAS, the parties hereto have entered into a Plan of Merger and Exchange Agreement, dated as of the date hereof (the "EXCHANGE AGREEMENT"), pursuant to which (I) the Principals and their Family Affiliates, as sole members of Neuberger Berman, LLC, a Delaware limited liability company ("NB LLC"), will contribute their respective interests in NB LLC to the Company in exchange for shares of common stock, par value $.01 (the "COMMON STOCK"), of the Company (the "EXCHANGE") and (II) Neuberger Berman Sub Inc., a wholly-owned direct subsidiary of the Company, will merge into Neuberger Berman Management Inc., a New York corporation ("NBMI"), with the Principals, as the sole shareholders of NBMI, will receive shares of the Common Stock (the "MERGER");

                  WHEREAS, as a result of the Exchange and Merger, the Principals and their Family Affiliates (collectively, the "FOUNDER STOCKHOLDERS") will Own all of the issued and outstanding Common Stock;

                  WHEREAS, the Company and the Founder Stockholders desire to enter into certain agreements with respect to the Transfer and voting of their Common Stock and various other matters in order to continue harmonious relationships among the themselves with respect to the conduct of the business and affairs of the Company;

                  WHEREAS, most of the Principals have devoted a substantial portion of their professional careers with the Company Group and its predecessors, and the parties hereto desire to encourage the Principals to continue their long-term professional association with the Company for the good of all parties; and

                  WHEREAS, it is a condition precedent to the closing under the Exchange Agreement that the parties hereto enter into this Agreement.

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                        LIMITATIONS ON TRANSFER OF SHARES

                  Section 1.1. TRANSFERS GENERALLY. Each Founder Stockholder agrees that, in addition to any restrictions imposed by law, no Founder Stockholder shall Transfer any Founder Shares Owned by such Founder Stockholder, except that:

                  (a) Subject to Sections 1.1(b) and 1.1(c), each Principal, together with his or her Family Affiliates, may in the aggregate Transfer (X) on and after January 1, 2002 and prior to January 1, 2003, a number of Founder Shares not to exceed the sum of such Principal's Unsold IPO Allotment and 10% of the aggregate Number of Initial Founder Shares Owned by such Principal and Family Affiliates and (Y) in each calender year commencing January 1, 2003, a number of Founder Shares not to exceed 10% of the aggregate Number of Initial Founder Shares Owned by such Principal and Family Affiliates, PROVIDED that, in the case of each of the preceding clauses (x) and (y):

                           (i) Prior to the third anniversary of the Employment
                  Termination Date of such Principal, neither such Principal nor any of his or her Family Affiliates may Transfer Founder Shares if, as a result of such Transfer, such Principal and Family Affiliates would in the aggregate Own less than that number of Founder Shares that is equal to 30% of the aggregate Number of Initial Founder Shares Owned by such Principal and Family Affiliates; and

                           (ii) Commencing on such Principal's Employment
                  Termination Date and continuing until the third anniversary thereof, such Principal and his or her Family Affiliates may not Transfer any Founder Shares other than Founder Shares eligible to be Transferred but not Transferred on or prior to such Employment Termination Date; and


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                           (iii) Any Founder Shares in respect of which the
                  Company has exercised its right of purchase pursuant to
                  Article III hereof may only be Transferred in accordance with
                  Article III.

         Any number of Founder Shares eligible to be Transferred in any calendar year under this Section 1.1(a) but not so Transferred may be Transferred in any future calendar year without any restriction imposed by this Section 1.1(a).

                  (b) Notwithstanding Section 1.1(a), if the Employment Termination Date of any Principal occurs prior to January 1, 2003,

                           (i) Such Principal and his or her Family Affiliates may not Transfer any Founder Shares prior to January 1, 2007; and

                           (ii) Subject to Section 3.1, on and after January 1,
                  2007, such Principal, together with his or her Family Affiliates, may in the aggregate Transfer in any calendar year up to that number of Founder Shares that is equal to 20% of the aggregate number of Founder Shares Owned by such Principal and his or her Family Affiliates on the Employment Termination Date of such Principal, PROVIDED that any number of Founder Shares that was eligible to be Transferred under this clause
                  (ii) but not so Transferred may be Transferred in any future calendar year without regard to the 20% annual limit imposed on Transfers by this clause (ii);

         PROVIDED, further, that this Section 1.1(b) shall not apply if such Principal's employment with the Company Group was terminated by the Company Group without Cause.

                  (c) Notwithstanding Sections 1.1 (a) and 1.1(b), no Principal nor any of his or her Family Affiliates may Transfer Founder Shares during the pendency of any dispute between the Company and such Principal or any of his or her Family Affiliates regarding the obligations under this Agreement, the Exchange Agreement or the Non-Competition Agreement of such Principal or any of his or her Family Affiliates.

                  Section 1.2. TRANSFERS FOLLOWING DEATH OR DISABILITY. Notwithstanding any other provisions of this Agreement, upon the death or Disability of any Principal, such Principal (or his or her estate) and his or her Family Affiliates may Transfer Founder Shares free of any provisions of this Agreement.


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

                  Section 1.3. TRANSFERS WITH THE CONSENT OF BOARD OF DIRECTORS. Notwithstanding any other provisions of this Agreement, a Founder Stockholder may Transfer any number of Founder Shares at any time with the prior written consent of the Board of Directors, which consent may be withheld or delayed, or granted on such terms and conditions as it may determine, in its sole discretion.

                  Section 1.4. COMPLIANCE WITH LAW AND REGULATIONS. Each Founder Stockholder agrees that any Transfer of Founder Shares by such Founder Stockholder shall be in compliance with any applicable constitution, rule or regulation of, or any applicable policy of, the NASD, any of the exchanges or associations or other institutions with which the Company Group has membership or other privileges (including, without limitation, the NYSE), federal and state securities laws, and any applicable law, rule or regulation of the Commission or any other governmental agency having jurisdiction.

                  Section 1.5. LEGEND ON CERTIFICATES; ENTRY OF STOP TRANSFER ORDERS. (a) Each Founder Stockholder agrees that each outstanding certificate representing any Founder Shares that are subject to this Agreement shall bear an endorsement noted conspicuously on each such certificate reading substantially as follows:

         "The securities represented by this certificate were issued without registration under the Securities Act of 1933. No transfer of such securities may be made without an opinion of counsel, satisfactory to the Company, that such transfer may properly be made without registration under the Securities Act of 1933 or that such securities have been so registered under a registration statement which is in effect at the date of such transfer.

         The securities represented by this certificate are subject to the provisions of an agreement dated as of August [ ], 1999 among the Company and certain persons listed on Schedules I and II to such agreement, a copy of which is on file at the principal executive office of the Company, and such securities may be sold, assigned, pledged or otherwise transferred only in accordance with such agreement."

                  (b) Each Founder Stockholder agrees to the entry of stop transfer orders against the transfer of legended certificates representing shares of Common Stock except in compliance with this Agreement.

                  Section 1.6. CERTIFICATES TO BE HELD BY COMPANY. (a) Each Founder Stockholder agrees that the certificates representing such Founder Stockholder's Founder Shares shall be issued in the name of a nominee holder to be designated by the Company


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and shall be held in custody by the Company at its principal office. Subject to
Section 1.6(c), the Company shall, upon the request of any such Founder Stockholder or the estate of any Founder Stockholder, as the case may be, in writing addressed to the Secretary of the Company or any officer designated by the Secretary (which request shall include a representation by such Founder Stockholder or estate thereof that such Founder Stockholder is then permitted to Transfer a specified number of Founder Shares under the provisions of this Agreement), promptly release from custody the certificates representing such specified number of Founder Stockholder's Founder Shares which are then intended and permitted to be Transferred under the provisions of this Agreement.

                  (b) Subject to Section 1.6(c), so long as the Founder Stockholders have provided appropriate written direction to the Company, whenever the nominee holder shall receive any cash dividend or other cash distribution upon any Founder Shares deposited pursuant to Section 1.6(a), the Company shall cause the nominee holder to distribute promptly such cash dividend or other distribution (by sale or any other manner that it may determine, net of its charges and expenses in effecting such conversion), by checks drawn on a bank in the United States, to the Founder Stockholders in proportion to the number of Founder Shares Owned by each of them respectively; PROVIDED that the Company shall cause the nominee holder to make appropriate adjustments in the amounts so distributed in respect of any amounts required to be withheld by the nominee holder from any distribution on account of taxes. The nominee holder shall distribute only such amount as can be distributed without distributing to any Founder Stockholder a fraction of one cent, and any balance not so distributable shall be held by the nominee holder (without liability for interest thereon) and shall be added to and become part of the next sum received by the nominee holder for distribution to the Founder Stockholders.

                  (c) Notwithstanding Section 1.6(b), during the pendency of any dispute between the Company and any Principal or any of his or her Family Affiliates regarding the obligations under this Agreement, the Exchange Agreement or the Non-Competition Agreement of such Principal or any of his or her Family Affiliates, all cash dividends and other cash distributions received by the nominee holder in respect of the Founder Shares of such Principal and his or her Family Affiliates shall be retained by the nominee holder and shall not be distributed until the final resolution of such dispute. Each Principal and his or her Family Affiliates hereby irrevocably (I) authorizes the Company, upon any amount becoming payable by such Principal or his or her Family Affiliates in connection with any such dispute, to set off and apply against such amount an equal amount of any cash dividends or other cash distributions in respect of such the Founder Shares of such Principal and his or her Family Affiliates then retained by the nominee holder and (II) instructs the nominee holder to distribute such amounts to the Company.


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

                  Section 1.7. TRANSFERS IN VIOLATION OF AGREEMENT VOID. Any attempted Transfer of Founder Shares not made in accordance with the provisions of this Agreement shall be void, and the Company shall not register, or cause or permit the registry, of Common Stock Transferred in violation of this Agreement.


                                   ARTICLE II

                                VOTING AGREEMENT

                  Section 2.1. PRELIMINARY VOTE OF FOUNDER STOCKHOLDERS. Before any vote of the stockholders of the Company at a meeting called with respect to any corporate action or before action is taken by stockholders of the Company by written consent, a vote (the "PRELIMINARY VOTE") shall be taken of Founder Stockholders Owning Founder Shares and of Additional Stockholders Owning Additional Shares, in accordance with procedures established from time to time by the Board of Directors, upon all such matters upon which such stockholder vote or other action is proposed to be taken, in which each Founder Stockholder and Additional Shareholder shall be permitted to vote the Founder Shares and Additional Shares then Owned by such stockholder in such manner as each such stockholder may determine in his, her or its sole discretion.

                  Section 2.2. VOTING BY FOUNDER STOCKHOLDERS. (a) At any meeting of the stockholders of the Company called to vote with respect to any corporate action or where action by stockholders of the Company is taken by written consent, each Founder Stockholder agrees to vote or act by written consent with respect to all the Founder Shares then Owned by such stockholder on all such matters in which action is proposed to be taken in accordance with the vote of the majority of the shares present (in person or by proxy) and voting in the Preliminary Vote.

                  (b) For purposes of effecting any vote pursuant to this
Section 2.2, each Founder Stockholder does hereby irrevocably make, constitute and appoint the Secretary of the Company, or any officer(s) designated in writing by the Secretary, with full power of substitution, as his, her or its true attorney-in-fact and agent, for and in his, her or its name, place and stead, to act as his proxy to the maximum extent and for the maximum term permitted by law to (I) vote such Founder Stockholder's Founder Shares at any meeting of stockholders of the Company or to take any corporate action where action by stockholders of the Company is taken by written consent with respect to such Founder Shares, in each case in accordance with Section 2.2(a) and (II) vote such Founder Stockholder's Founder Shares in such proxy holder's discretion upon any other business which properly comes before such meetings or for which action is to be taken pursuant to such written consents, giving and granting to said attorney full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as he, she or it might or could do if personally present, with full power of substitution, appointment and revocation. The foregoing power of attorney and proxy are coupled with an interest and shall not be revocable or revoked by such Founder Stockholder and shall be binding upon such stockholder and his, her or its successors and assigns.

                  Section 2.3. TERMINATION OF VOTING PROVISIONS. Notwithstanding any other provisions of this Agreement, (I) the right of any Principal and his or her Family Affiliate to participate in the Preliminary Vote, (II) the obligation of any Principal and his or her Family Affiliate to vote in accordance with Section 2.2 and (III) the irrevocable power of attorney and proxy provided by such Founder Stockholders pursuant to Section 2.2(b) shall, in each case, terminate at the close of business on the Employment Termination Date of such Principal.


                                   ARTICLE III

                            RIGHT TO PURCHASE SHARES

                  Section 3.1. RIGHT OF THE COMPANY TO PURCHASE SHARES IN CASE OF HARMFUL ACTIVITY. (a) If, on or prior to the third anniversary of the Employment Termination Date of any Principal (including during such Principal's employment with the Company Group), the Board of Directors determines in its good faith judgment that such Principal has engaged in Harmful Activity, the Company shall have the right to purchase, at any time or from time to time, from such Principal (or, to the extent a Principal does not Own sufficient shares of Common Stock to satisfy his or her obligations under this Section 3.1, to purchase from his or her Family Affiliates pro rata in accordance with the number of Founder Shares Owned by such Family Affiliates on the Notice Date), the number of Founder Shares Owned by such Principal and his or her Family Affiliates that could not have been Transferred by such Founder Stockholders in accordance with Section 1.1 prior to the Notice Date. The purchase price of each Founder Share (the "PURCHASE PRICE") purchased by the Company pursuant to this
Section 3.1 shall equal $2.00 per share.

                  (b) The Company may exercise its right to purchase Founder Shares under this Section 3.1 in accordance with the following procedures:

                  (i) The Company shall give notice to the Founder Stockholder that Owns the Founder Shares subject to such right of purchase not later than the close of business on the third anniversary of the Employment Termination Date of such Principal (the "NOTICE DATE"), advising such Founder Stockholder of the

         Company's election to exercise such right, stating the number of Founder Shares to be so purchased, the Purchase Price, closing arrangements and a closing date at which payment of the consideration for such Founder Shares will be made, which date shall be not less than five days nor more than 90 days after the Notice Date.

                  (ii) On the closing date, the Company and such Founder Stockholder shall cause the nominee holding the Founder Shares being so purchased to deliver the certificates representing such Founder Shares, properly endorsed for transfer by such Founder Stockholder or his, her or its attorney-in-fact, to the Company at its principal place of business and the Company shall deliver to such Founder Stockholder the consideration therefor (it being understood and confirmed that NB LLC has been appointed attorney-in-fact for such Founder Stockholder pursuant to the Exchange Agreement to take all such actions, to make such endorsements and to execute such documents as may be required to consummate the sale under this Section 3.1 of Founder Shares to the Company).

                  (c) If a Principal and his or her Family Affiliates are unable to satisfy their obligations under this Section 3.1 to deliver Founder Shares to the Company for any reason, such Principal shall be liable to the Company, as liquidated damages and not as a penalty, for an amount equal to the product of
(I) the number of Founder Shares that should have been sold to the Company under this Section 3.1 but were not sold and (II) the excess, if any, of the Market Value of such shares as of the Notice Date over the Purchase Price.

                  Section 3.2. NOTICE OF HARMFUL ACTIVITY. Prior to the third anniversary of such Principal's Employment Termination Date (including during such Principal's employment with the Company Group), each Principal who engages (or intends to engage) in Harmful Activity agrees (A) to notify the Company in writing in reasonable detail at least 30 days prior to engaging in such Harmful Activity, (B) to respond to such questions and furnish such additional information as the Company may request with respect to such Harmful Activity and
(C) to update such written notice or inquiries promptly in the event of any circumstances that would cause any notices or responses to be inaccurate or incomplete.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Section 4.1. REPRESENTATIONS AND WARRANTIES OF THE FOUNDER STOCKHOLDERS. Each Founder Stockholder severally represents and warrants to the Company and to each


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

other Founder Stockholder that (A) in the case of a Founder Shareholder who is not a natural person, such Founder Stockholder is duly authorized to execute, deliver and perform this Agreement; (B) this Agreement has been duly executed by such Founder Shareholder or his, her or its attorney-in-fact on behalf of such Founder Stockholder and is a valid and binding agreement of such Founder Shareholder, enforceable against such Founder Shareholder in accordance with its terms; (C) the execution, delivery and performance by such Founder Shareholder of this Agreement does not violate or conflict with or result in a breach of or constitute (or with notice or lapse of time or both constitute) a default under any agreement to which such Founder Shareholder is a party; and (D) such Founder Stockholder has good and marketable title to the shares of Common Stock acquired pursuant to the Exchange free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement.

                  Section 4.2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Founder Stockholders that (A) the Company is duly authorized to execute, deliver and perform this Agreement; (B) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms; and (C) the execution, delivery and performance by the Company of this Agreement does not violate or conflict with or result in a breach by the Company of or constitute (or with notice or lapse of time or both constitute) a default by the Company under its Certificate of Incorporation or By-Laws, any existing applicable law, rule, regulation, judgment, order, or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or its property including the requirements of the NYSE, or any agreement or instrument to which the Company is a party or by which the Company or its property may be bound.


                                    ARTICLE V

                                   DEFINITIONS

                  For purposes of this Agreement, the following terms shall have the following meanings:

                  "Additional Shares" means shares of Common Stock Owned by an Additional Stockholder that, pursuant to an agreement with the Company, are to be voted in accordance with Article II of this Agreement.

                  "Additional Stockholder" means any Person that Owns Common Stock who has agreed, pursuant to an agreement with the Company, to vote shares of such Common Stock in accordance with Article II of this Agreement.

                  "Agreement" has the meaning set forth in the preamble to this Agreement.

                  "AMEX" has the meaning set forth in Section 6.10(b).

                  "Board of Directors" means the Board of Directors of the Company or, to the extent expressly authorized by the Board of Directors to exercise the powers of the Board of Directors under this Agreement, (I) any committee of such Board of Directors or (II) any board of directors or committee of any Subsidiary of the Company.

                  "Business Day" means a day on which the principal national securities exchange on which shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the Borough of Manhattan, City and State of New York are not authorized or obligated by law or executive order to close.

                  "Cause" means, with respect to any Principal:

                           (a) gross negligence or willful misconduct in the
                  performance of his or her duties as an employee of the Company Group or willful and repeated failure to perform his or her duties after written notice specifying such failure and a reasonable time having been afforded to correct such failure;

                           (b) conviction of, or entering a plea of NOLO
                  CONTENDERE to, a felony (other than for a traffic violation) or a misdemeanor involving fraud, embezzlement, forgery or perjury;

                           (c) dishonesty that has resulted in damage to the
                  property, business or reputation of the Company and its Subsidiaries, misappropriation of, or intentional damage to, the property, business or reputation of the Company and its Subsidiaries, perpetration of fraud on the Company Group that has resulted in damage to the property or business of the Company Group; or

                           (d) a finding by the Commission or a court of
                  competent jurisdiction that he or she has committed an act that would cause such Founder Stockholder, the Company or any of its affiliates to be disqualified in any manner under section 9 of the Investment Company Act, if the Commission were not to grant an exemptive order under section 9(c) thereof, or that would constitute grounds for the Commission to deny, revoke or suspend registration of the Company or any of its affiliates as an investment advisor, broker-dealer or transfer agent, as applicable, with the Commission.

                  "Closing Price" means, on any day, the last sales price, regular way, per share of Common Stock on such day, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, as reported in the principal consolidated transaction reporting system covering securities listed or admitted to trading on the NYSE or, if shares of Common Stock are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system covering securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Quotation Bureau, Inc., or a similar reporting service designated by the Board of Directors.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" has the meaning set forth in the recitals to this Agreement.

                  "Company" has the meaning set forth in the preamble to this Agreement and any successors thereof, whether by operation of law or otherwise.

                  "Company Group" means the Company and its Subsidiaries.

                  "Confidential Information" means information developed by or for the Company Group that has a significant business purpose related to the business of the Company Group and that is not generally available in the investment Founder industry or the public generally, but only for so long as such information continues to have a significant business purpose for the Company Group.

                  "Disability" means disability as that term is defined under the Company's long-term disability plan in effect at the date of such determination, or any other plan or definition designated by the Board of Directors for the purpose of this provision.

                  "Effective Time" shall have the meaning given therefor in the Exchange Agreement.

                  "Employment Termination Date" means, with respect to any Principal, the date of termination of such Principal's employment with the Company Group for any reason, (whether or not terminated by action of the Company Group), as determined by the Board of Directors in its sole and absolute discretion.

                  "Exchange" has the meaning set forth in the recitals to this Agreement.

                  "Exchange Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Family Affiliates" means, as the context requires, (A) the Persons listed on Schedule II hereto or (B) with respect to any Principal, (I) the Persons listed on Schedule II hereto to whom such Principal transferred a limited liability company interest prior to the Exchange and (II) any Person to whom such Principal Transfers Founder Shares with the written consent of the Board of Directors in accordance with Section 1.3 and who agrees in writing to be subject to the terms and provisions of this Agreement as a Family Affiliate.

                  "Founder Shares" means, with respect to any Founder Stockholder, the shares of Common Stock received by such Founder Shareholders as a result of the Exchange or, in the case of any Founder Stockholder that becomes a party to this Agreement by an amendment to
         Schedule I or II hereof, the shares of Common Stock designated on such Schedule as such Founder Stockholder's Founder Shares.

                  "Founder Stockholders" has the meaning set forth in the recitals to this Agreement.

                  "Harmful Activity" by a Principal means such Principal, directly or indirectly, either individually or as owner, partner, agent, employee, consultant or otherwise:

                           (a) solicits or accepts business from (I) any Person
                  who was a client of the Company Group during the one year period prior to such Principal's Employment Termination Date (or, in the case of an action taken during such Principal's employment with the Company Group, during the one-year period immediately prior to such action) or (II) any prospective client of the Company Group who, within the one year period prior to such Employment Termination Date (or, in the case of an action taken during such Principal's employment with the Company Group, within the one-year period immediately prior to such action), had been directly solicited by such Principal or where, directly or indirectly, in whole or in part, such Principal supervised or participated in the Company Group's solicitation activities related to such prospective client;

                           (b) solicits or accepts business from or through, or
                  engages in any sales or marketing activities with, any financial intermediary (including, without limitation, any broker-dealer, bank, insurance company, financial planner or other financial institution), or any person employed by or associated with a financial intermediary, with whom such Principal had business contact during the one year period prior to such Principal's Employment Termination Date;

                           (c) (I) employs any current or former employee or
                  consultant of the Company Group (other than clerical, secretarial and other similar support personnel) or (II) recruits, solicits or induces (or in any way assists another in recruiting, soliciting or inducing) any such Person to terminate his or her employment or consultantship with the Company Group, unless, in the case of (i) or (ii), such person shall have ceased to be employed by or a consultant to the Company Group for a period of at least one year prior to the time of such employment, recruitment, solicitation or inducement;

                           (d) markets, promotes or otherwise trades on or
                  (other than solely in connection with seeking new employment) claims (or in any way, other than in connection with the business of the Company Group, assists any Person in marketing, promoting or otherwise trading on or claiming) as such Principal's (or such other Person's), the investment performance record (including without limitation performance ratings or rankings provided by any rating or ranking service) of any mutual fund, client account or group of mutual funds or client accounts with which such Principal was associated while employed with the Company Group;

                           (e) discloses to any person, firm or corporation any
                  Confidential Information that is known to the Principal as a result of his or her employment or professional association with the Company Group or uses the same in any way other than in connection with the business of the Company Group; or

                           (f) publicly makes disparaging or derogatory comments
                  regarding (I) the Company Group or any member of the Company Group or (II) any current or former Principal, employee or consultant of the Company Group in their capacity as a Principal, employee or consultant or with the effect of damaging the business or reputation of the Company Group.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

                  "Market Value" means the average of the daily Closing Prices for the ten consecutive Business Days ending on the Business Day immediately prior to the date of determination.

                  "Merger" has the meaning set forth in the recitals to this Agreement.

                  "NASD" means the National Association of Securities Dealers, Inc.

                  "New Principal" means a Principal listed on Schedule III.

                  "NB LLC" has the meaning set forth in the recitals to this Agreement.

                  "NBMI" has the meaning set forth in the recitals to this Agreement.

                  "Non-Competition Agreement" means the Non-Competition Agreement, dated as of the date hereof, between the Company and the Principals.

                  "Notice Date" has the meaning set forth in Section 3.1(b)(i).

                  "Number of Initial Founder Shares" means, with respect to any Principal and his or her Family Affiliates, the aggregate number of Founder Shares received by such Persons in the Exchange or, in the case of any Founder Stockholder that becomes a party to this Agreement by an amendment to Schedule I or II hereof, the shares of Common Stock designated on such Schedule as such Founder Stockholder's Initial Founder Shares.

                  "NYSE" means the New York Stock Exchange, Inc.

                  "Option Period" has the meaning set forth in Section 3.1(a).

                  "Own" means to own of record or beneficially, whether directly, through a nominee designated by the Company pursuant to
         Section 1.6 or through any other Person.

                  "Person" means any natural person or any firm, partnership, limited liability partnership, association, corporation, limited liability company, trust, business trust, governmental authority or other entity.

                  "Preliminary Vote" has the meaning set forth in Section 2.1.

                  "Principals" means the natural persons listed on Schedule I hereto.

                  "Purchase Price" has the meaning set forth in Section 3.1(a).

                  "Subsidiary" means a corporation, limited liability company or other entity of which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, equity interests, contract or otherwise, (I) to elect at least a majority of the members of such entity's board of directors or other governing body or (II) in the absence of a governing body, to control the business affairs of such entity.

                  "Transfer" means, with respect to any Founder Shares, directly or indirectly, (I) to sell, assign, transfer, pledge (including in margin transactions), convey, distribute, mortgage, encumber, hypothecate or otherwise dispose, whether by gift, for consideration or for no consideration and (II) to grant any right to vote, whether by proxy, voting agreement, voting trust or otherwise.

                  "Unsold IPO Allotment" means, with respect to any Principal, that number of Founder Shares Owned by such Principal and his or her Family Affiliates that is equal to the amount, if any, by which (A) 15% of the Number of Initial Founder Shares Owned by such Principal and his or her Family Affiliates exceeds (B) the aggregate number of Founder Shares sold by such Principal and his or her Family Affiliates in the initial public offering of Common Stock of the Company.

                                   ARTICLE VI

                                  MISCELLANEOUS

                  Section 6.1. NOTICES. (a) All notices, requests, demands, waivers and other communications to be given by any party hereunder shall be in writing and shall be (I) mailed by first-class, registered or certified mail, postage prepaid, (II) sent by hand delivery or reputable overnight delivery service or (III) transmitted by telecopy (provided that a copy is also sent by reputable overnight delivery service) addressed, in the case of any Principal, to him or her at the address set forth on Schedule I, in the case of any Family Affiliate, to it at the address set forth on Schedule II or, in the case of the Company, to Neuberger Berman Inc., 605 Third Avenue, New York, NY 10158,
ATTENTION: Secretary, or, in each case, to such other address as may be specified in writing to the other parties hereto.

                  (b) All such notices, requests, demands, waivers and other communications shall be deemed to have been given and received (I) if by personal delivery or telecopy, on the day of such delivery, (II) if by first-class, registered or certified mail, on the fifth Business Day after the mailing thereof or (III) if by reputable overnight delivery service, on the day delivered.

                  Section 6.2. TERM OF THE AGREEMENT. (a) This Agreement shall become effective upon the occurrence of the Effective Time and shall terminate on the earlier to occur of (I) the first date on which there are no Founder Stockholders who remain bound by its terms and (II) the date on which the Company and all Founder Stockholders who are then bound by its terms agree to terminate this Agreement.

                  (b) Unless this Agreement is theretofore terminated pursuant to Section 6.2(a) hereof, a Founder Stockholder shall be bound by its terms until all Founder Shares Owned by such Founder Stockholder are free of the provisions of Articles I, II and III hereof.

                  Section 6.3. AMENDMENTS; WAIVERS. (a) This Agreement may be amended or modified, and any provision in this Agreement may be waived, if such amendment, modification or waiver is approved by the Board of Directors, PROVIDED that any amendment that would materially adversely affect any Founder Stockholder (other than an amendment that, in the good faith judgment of the Board of Directors, is intended to cure any ambiguity or correct or supplement any provisions of this Agreement that may be incomplete or inconsistent with any other provision contained herein) must be approved by the Founder Stockholders that Own a majority of the Founder Shares subject to this Agreement as of the date of such amendment or modification, PROVIDED, FURTHER, that, without the consent of any Person, the Board of Directors may permit any Person who executes and delivers a counterpart of this Agreement to become a party to this Agreement by amending Schedule I or II hereto, as the case may be.

                  (b) The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

                  Section 6.4. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding shares of the Company by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares and the like, the term "shares of Common Stock" shall refer to and include the securities received or resulting therefrom and the terms and provisions of this Agreement, including without limitation the terms "Founder Shares" and "Purchase Price," shall be appropriately adjusted so that each Founder Stockholder will thereafter continue to have and be subject to, to the greatest extent practicable, the same rights and obligations he, she or it had been subject to prior to such change.

                  Section 6.5. DISINTERESTED BOARD MEMBERS TO MAKE DETERMINATIONS. In the event that any Founder Stockholder breaches its obligations under this Agreement, then the Board of Directors shall have the exclusive right to make (on behalf of the Company) any and all determinations that may be necessary or appropriate under this Agreement, including without limitation, determinations relating to the exercise and enforcement of remedies hereunder. If a Founder Stockholder who is also a member of the Board of Directors breaches his or her obligations under this Agreement, such Founder Stockholder must refrain from exercising his or her vote at meetings of the Board and general meetings of the Company to give effect to this Section 6.5.

                  Section 6.6. SEVERABILITY. If the final determination of a court of competent jurisdiction declares, after the expiration of the time within which judicial review (if permitted) of such determination may be perfected, that any term or provision hereof is invalid or unenforceable, (A) the remaining terms and provisions hereof shall be unimpaired and (B) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  Section 6.7. REPRESENTATIVES, SUCCESSORS AND ASSIGNS. Each Principal shall cause his or her Family Affiliate to comply with the terms and provisions of this

Agreement. This Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their respective legatees, legal representatives, successors and assigns; PROVIDED that Founder Stockholders may not assign, delegate or otherwise transfer any of their rights or obligations under this Agreement except with the written consent of the Board of Directors.

                  Section 6.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OR RULES THEREOF).

                  Section 6.9. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges that it will be impossible to measure in money the damage to the Company or the Founder Stockholders if any party hereto fails to comply with the provisions of Article I, II or III and each party hereto agrees that in the event of any such failure, neither the Company nor any Founder Stockholder will have an adequate remedy at law. Therefore, the Company and each Founder Stockholder, in addition to all of the other remedies which may be available, shall have the right to equitable relief, including, without limitation, the right to enforce specifically the provisions of Article I, II and III by obtaining injunctive relief against any violation thereof, or otherwise. All claims for specific performance of one or more provisions of this Agreement shall be resolved exclusively by litigation before a court of competent jurisdiction located in the State of New York.

                  Section 6.10. ARBITRATION. Except for claims for specific performance brought in accordance with Section 6.9, all disputes, differences, and controversies arising out of or in any way related to this Agreement shall be submitted:

                  (a) to the NYSE to be heard and decided under the terms of this Agreement and the then applicable rules of the NYSE or, if those rules as interpreted by the NYSE do not permit the disputes, differences and controversies to be submitted to the NYSE for arbitration; then

                  (b) to the American Stock Exchange (the "AMEX") in New York, New York, to be heard and decided under the terms of this Agreement and the then applicable rules of the AMEX or, if those rules as interpreted by the AMEX do not permit the disputes, differences and controversies to be submitted to the AMEX for arbitration; then

                  (c) to the NASD in New York, New York, to be heard and decided under the terms of this Agreement and the then applicable rules of the NASD or, if the disputes, differences and controversies are not eligible for submission to the NASD for arbitration under those rules as interpreted by the NASD; then

                  (d) to the American Arbitration Association in New York, New York;

to be heard and decided under the terms of this Agreement and in accordance with the then applicable rules of the hearing body by a panel of three arbitrators (unless the rules of the hearing body shall require a different number of arbitrators) chosen in accordance with the then applicable rules of the hearing body. The decision of the arbitrators shall be final and binding upon the parties, and an order may be entered upon the award of the arbitrators in any court of competent jurisdiction.

                  Section 6.11. SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY. Each Founder Stockholder, for itself and its successors and assigns, hereby irrevocably waives (A) any objection, and agrees not to assert, as a defense in any arbitration or legal or equitable action, suit or proceeding against such Founder Stockholder arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing, that (I) it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable before such arbitral body or in said courts, (II) the venue thereof may not be appropriate and (III) the internal laws of the State of New York do not govern the validity, interpretation or effect of this Agreement, (B) any immunity from jurisdiction to which it might otherwise be entitled in any such arbitration, action, suit or proceeding which may be instituted before any state or federal court in the State of New York in accordance with Section 6.9 or before any arbitral body in accordance with
Section 6.10 and (C) any immunity from the maintaining of an action against it to enforce any judgment for money obtained in any such arbitration, action, suit or proceeding and, to the extent permitted by applicable law, any immunity from execution.

                  Section 6.12. FURTHER ASSURANCES. Each Founder Stockholder agrees to execute such additional documents and take such further action as may be requested by the Company to effect the provisions of this Agreement.

                  Section 6.13. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

                  Section 6.14. ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                   NEUBERGER BERMAN INC.


                                   By: /s/ Jeffrey B. Lane
                                       --------------------------------------
                                       Name: Jeffrey B. Lane
                                       Title: President, Chief Executive Officer

The foregoing Stockholders
Agreement is hereby agreed
to by the undersigned as
of August 2, 1999.


/s/Herbert W. Ackerman
/s/Robert J. Appel
/s/Howard R. Berlin
/s/Jeffrey Bolton
/s/Richard A. Cantor
/s/Vincent Cavallo
/s/Lawrence J. Cohn
/s/Robert W. D'Alelio
/s/Salvatore D'Elia
/s/Stanley Egener
/s/Michael N. Emmerman
/s/Robert D. English
/s/Jack M. Ferraro
/s/Gregory P. Francfort
/s/Howard L. Ganek
/s/Robert T. Gendelman
/s/Theodore P. Giuliano
/s/Mark R. Goldstein
/s/Lee H. Idleman
/s/Alan L. Jacobs
/s/Kenneth M. Kahn
/s/Michael W. Kamen
/s/Michael M. Kassen
/s/Michael P. Kleiman
/s/Lee P. Klingenstein
/s/Irwin Lainoff
/s/Jeffrey B. Lane
/s/Joseph R. Lasser
/s/Richard S. Levine
/s/Christopher J. Lockwood
/s/Lawrence Marx III
/s/Robert Matza
/s/Robert R. McComsey
/s/Martin McKerrow

/s/Martin E. Messinger
/s/Beth W. Nelson
/s/Roy R. Neuberger
/s/Harold J. Newman
/s/Daniel P. Paduano
/s/Norman H. Pessin
/s/Leslie M. Pollack
/s/William A. Potter
/s/Janet W. Prindle
/s/C. Carl Randolph
/s/Kevin L. Risen
/s/Daniel A. Rosenblatt
/s/J. Curt Schnackenberg, Jr.
/s/Marvin C. Schwartz
/s/Jennifer K. Silver
/s/Kent C. Simons
/s/R. Edward Spilka
/s/Gloria H. Spivak
/s/Heidi S. Steiger
/s/Bernard Z. Stein
/s/Fred Stein
/s/Eleanor M. Sterne
/s/Stephanie J. Stiefel
/s/Philip A. Straus
/s/Peter Strauss
/s/Peter E. Sundman
/s/Allan D. Sutton
/s/Richard J. Sweetnam, Jr.
/s/Judith M. Vale
/s/David I. Weiner
/s/Michael J. Weiner
/s/Dietrich Weismann
/s/Leslie J. Werkstell
/s/Allan R. White, III
/s/Lawrence Zicklin
HERBERT W. ACKERMAN ASSOCIATES, L.P.
By:      Herbert W. Ackerman Associates, Inc.,
         its general partner
         By:      /s/Herbert W. Ackerman
                  President

APPEL ASSOCIATES, L.P.
By:      Appel Associates, Inc., its general partner
         By:      /s/Robert J. Appel
                  President

BERLIN ASSOCIATES, L.P.
By:      Berlin Associates, Inc., its general partner
         By:      /s/Howard R. Berlin
                  President

BOLTON ASSOCIATES, L.P.
By:      Bolton Associates, Inc., its general partner
         By:      /s/Jeffrey Bolton
                  President

CANTOR ASSOCIATES, L.P.
By:      Cantor Associates, Inc., its general partner
         By:      /s/Richard A. Cantor
                  President

CAVALLO ASSOCIATES, L.P.
By:      Cavallo Associates, Inc., its general partner
         By:      /s/Vincent Cavallo
                  President

EGENER ASSOCIATES, L.P.
By:      Egener Associates, Inc., its general partner
         By:      /s/Stanley Egener
                  President

FRANCFORT 1998 GRANTOR RETAINED ANNUITY TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President
         /s/Gregory Francort
         Trustee
         /s/Patricia Francfort
         Trustee

GANEK ASSOCIATES, L.P.
By:      Ganek Associates, Inc., its general partner
         By:      /s/Howard L. Ganek
                  President

GIULIANO ASSOCIATES, L.P.
By:      Giuliano Associates, Inc., its general partner
         By:      /s/Theodore Giuliano
                  President

GOLDSTEIN ASSOCIATES, L.P.
By:      Goldstein Associates, Inc., its general partner
         By:      /s/Mark R. Goldstein
                  President

KAMEN ASSOCIATES, L.P.
By:      Kamen Associates, Inc., its general partner
         By:      /s/Michael W. Kamen
                  President

KASSEN ASSOCIATES, L.P.
By:      Kassen Associates, Inc., its general partner
         By:      /s/Michael M. Kassen
                  President

KLINGENSTEIN ASSOCIATES, L.P.
By:      Klingenstein Associates, Inc., its general partner
         By:      /s/Lee P. Klingenstein
                  President

LAINOFF ASSOCIATES, L.P.
By:      Lainoff Associates, Inc., its general partner
         By:      /s/Irwin Lainoff
                  President

LASSER ASSOCIATES, L.P.
By:      Lasser Associates, Inc., its general partner
         By:      /s/Joseph Lasser
                  President

LAWRENCE MARX III ASSOCIATES, L.P.
By:      Lawrence Marx III Associates, Inc.,
         its general partner
         By:      /s/Lawrence Marx III
                  President

McKERROW ASSOCIATES, L.P.
By:      McKerrow Associates, Inc., its general partner
         By:      /s/Martin McKerrow
                  President

MESSINGER ASSOCIATES, L.P.
By:      Messinger Associates, Inc., its general partner
         By:      /s/Martin E. Messinger
                  President

NEUBERGER ASSOCIATES, L.P.
By:      Neuberger Associates, Inc., its general partner
         By:      /s/Roy R. Neuberger
                  President

NEWMAN ASSOCIATES, L.P.
By:      Newman Associates, Inc., its general partner
         By:      /s/Harold J. Newman
                  President

PADUANO ASSOCIATES, L.P.
By:      Paduano Associates, Inc., its general partner
         By:      /s/Daniel P. Paduano
                  President

POLLACK 1998 GRANTOR RETAINED ANNUITY TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President
         /s/Leslie M. Pollack
         Trustee
         /s/Yvonne S. Pollack
         Trustee

POTTER ASSOCIATES, L.P.
By:      Potter Associates, Inc., its general partner
         By:      /s/William A. Potter
                  President

SCHWARTZ  CS ASSOCIATES, L.P.
By:      Schwartz CS Associates, Inc., its general partner
         By:      /s/Marvin C. Schwartz
                  President

SCHWARTZ ES ASSOCIATES, L.P.
By:      Schwartz ES Associates, Inc., its general partner
         By:      /s/Marvin C. Schwartz
                  President

ROBERT EDWARD SPILKA 1998 GRANTOR RETAINED ANNUITY TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President
         /s/R. Edward Spilka
         Trustee

STEIGER ASSOCIATES, L.P.
By:      Steiger Associates, Inc., its general partner
         By:      /s/Heidi S. Steiger
                  President

STIEFEL ASSOCIATES, L.P.
By:      Stiefel Associates, Inc., its general partner
         By:      /s/Barbara Strauss
                  Trustee

STRAUSS 1998 TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President
         /s/Barbara Strauss
         Trustee

SUNDMAN ASSOCIATES, L.P.
By:      Sundman Associates, Inc., its general partner
         By:      /s/Peter Sundman
                  President

ALLAN D. SUTTON 1998 GRANTOR RETAINED ANNUITY TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President
         /s/Allan D. Sutton
         Trustee
         /s/Anita Sutton
         Trustee

SUTTON 1998 GST TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President
         /s/Nancy Sutton Finley
         Trustee
         /s/Peggy Lynn Sutton
         Trustee

WEINER 1998 GRANTOR RETAINED ANNUITY TRUST
By:      Neuberger Berman Trust Company of Delaware,
         as Trustee
         By:      /s/John W. Mack
                  Vice President
         /s/David J. Weiner
         Trustee
         /s/Laurie L. Weiner
         Trustee
         /s/Bintoar Palar
         Trustee

WEISMANN  ASSOCIATES, L.P.
By:      Weismann Associates, Inc., its general partner
         By:      /s/Dietrich Weismann
                  President

ZICKLIN ASSOCIATES, L.P.
By:      Zicklin Associates, Inc., its general partner
         By:      /s/Lawrence Zicklin
                  President

                                   SCHEDULE I

                                       TO

                             STOCKHOLDERS AGREEMENT



Name and Address* of Principal
------------------------------

Herbert W. Ackerman
Robert J. Appel
John J. Barker
Howard R. Berlin
Jeffrey Bolton
Richard A. Cantor
Vincent T. Cavallo
Lawrence J. Cohn
Robert W. D'Alelio
Salvatore D'Elia
Stanley Egener
Michael N. Emmerman
Robert D. English
Jack M. Ferraro
Gregory P. Francfort
Howard L. Ganek
Robert T. Gendelman
Theodore P. Giuliano
Mark R. Goldstein
Lee H. Idleman
Alan L. Jacobs
Kenneth M. Kahn
Michael W. Kamen
Michael M. Kassen
Mark P. Kleiman
Lee P. Klingenstein
Irwin Lainoff

--------
* Unless otherwise indicated, the address of each Principal is c/o Neuberger Berman, LLC, 605 Third Avenue, New York, New York 10158.

Name and Address* of Principal
------------------------------

Jeffrey B. Lane
Joseph R. Lasser
Richard S. Levine
Christopher J. Lockwood
Lawrence Marx III
Robert Matza
Robert R. McComsey
Martin McKerrow
Martin E. Messinger
Beth W. Nelson
Roy R. Neuberger
Harold J. Newman
Daniel P. Paduano
Norman H. Pessin
Leslie M. Pollack
William A. Potter
Janet W. Prindle
C. Carl Randolph
Kevin L. Risen
Daniel H. Rosenblatt
J. Curt Schnackenberg, Jr.
Marvin C. Schwartz
Jennifer K. Silver
Kent C. Simons
R. Edward Spilka
Gloria H. Spivak
Heidi S. Steiger
Bernard Z. Stein
Fred Stein
Eleanor M. Sterne
Stephanie J. Stiefel
Philip A. Straus
Peter Strauss
Peter E. Sundman
Allan D. Sutton
Richard J. Sweetnam Jr.

Name and Address* of Principal
------------------------------

Judith M. Vale
David I. Weiner
Michael J. Weiner
Dietrich Weismann
Leslie J. Werkstell
Allan R. White, III
Lawrence Zicklin

                                   SCHEDULE II

                                       TO

                             STOCKHOLDERS AGREEMENT


Name and Address** of Family Affiliate
--------------------------------------

Herbert W. Ackerman Associates, L.P.
Appel Associates, L.P.
Berlin Associates, L.P.
Bolton Associates, L.P.
Cantor Associates, L.P.
Cavallo Associates, L.P.
Egener Associates, L.P.
Francfort 1998 Grantor Retained Annuity Trust
Ganek Associates, L.P.
Giuliano Associates, L.P.
Goldstein Associates, L.P.
Kamen Associates, L.P.
Kassen Associates, L.P.
Klingenstein Associates, L.P.
Lainoff Associates, L.P.
Lasser Associates, L.P.
Lawrence Marx III Associates, L.P.
McKerrow Associates, L.P.
Messinger Associates, L.P.
Neuberger Associates, L.P.
Newman Associates, L.P.
Paduano Associates, L.P.
Pollack 1998 Grantor Retained Annuity Trust
Potter Associates, L.P.
Schwartz ES Associates, L.P.
Schwartz CS Associates, L.P.
Robert Edward Spilka 1998 Grantor Retained Annuity Trust

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**       Unless otherwise indicated, the address of each Family Affiliate is c/o
         Neuberger & Berman Trust Company of Delaware, 919 Market Street, Suite 506, Wilmington, Delaware 19801.

Steiger Associates, L.P.
Stiefel Associates, L.P.
Strauss 1998 Trust
Sundman Associates, L.P.
Allan D. Sutton 1998 Grantor Retained Annuity Trust
Sutton 1998 GST Trust
Weiner 1998 Grantor Retained Annuity Trust
Weismann Associates, L.P.
Zicklin Associates, L.P.